UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2006

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

        On March 2, 2006, Forest Oil Corporation (“Forest”) completed the spin-off of its offshore Gulf of Mexico operations by means of a special stock dividend, which consisted of a pro rata spin-off (the “Spin-off”) of all outstanding shares of Forest Energy Resources, Inc. (“FERI”), a total of 50,637,010 shares of common stock, to holders of record of Forest common stock, par value $.10 per share, as of the close of business on February 21, 2006. Immediately following the Spin-off, FERI was merged with a subsidiary of Mariner Energy, Inc. (“Mariner”) in a stock for stock transaction (the “Merger”). Mariner commenced trading on the New York Stock Exchange on March 3, 2006.

        The Spin-off was completed without the payment of consideration by Forest shareholders and consisted of a special stock dividend of 0.8093 shares of FERI for each outstanding share of Forest common stock. The Merger was also completed without the payment of consideration and was accomplished by the exchange of all issued and outstanding shares of FERI for shares of common stock of Mariner, with each whole share of FERI exchanged for one share of Mariner common stock. No fractional shares were issued. Instead, Forest shareholders will receive a cash distribution in lieu of any fractional shares of Mariner common stock. The exchange of FERI and Mariner shares was effected through book-entry, without the exchange of physical certificates.

        The Spin-off is intended to be a tax-free transaction for federal income tax purposes. Prior to the Merger, as part of the Spin-off, FERI paid Forest an initial cash amount equal to $176,102,000. The cash amount is subject to further adjustment.

        Immediately upon completion of the Merger, approximately 58% of the Mariner common stock was held by Forest shareholders and approximately 42% of the Mariner common stock was held by the pre-Merger stockholders of Mariner. In connection with the Merger, Mariner and Forest agreed that the size of the Mariner board of directors would be increased from five members to seven members. The board will include five of the directors elected by the stockholders of Mariner prior to the completion of the Merger, including the directors elected at the annual meeting of stockholders held on March 2, 2006 at which the Merger was approved and two directors mutually agreed between Forest and Mariner. Pursuant to this agreement, the size of the Mariner board was increased to six and H. Clayton Peterson was elected to serve as a director of Mariner immediately following the Merger. On or prior to March 31, 2006, the size of the Mariner board will be increased to seven and the additional director mutually agreed by Forest and Mariner will be added. As of March 8, 2006, Forest and Mariner had not yet determined the remaining director nominee. Also, pursuant to the terms of a transition services agreement, Forest will provide FERI and Mariner with certain transition services as may be requested for a period ending on September 30, 2006. Except for the Merger transaction and transactions contemplated by the Merger and related transaction documents, Forest and Mariner have not had any material relationship.

Item 7.01.              Regulation FD Disclosure.

        On March 2, 2006, Forest and Mariner jointly announced the completion of the Spin-off and Merger transactions. A copy of the press release is attached to this report as Exhibit 99.1. The information furnished pursuant to Item 7.01 in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liabilities of that section.

Item 9.01.              Financial Statements and Exhibits.

        (b)   Pro forma financial information.

        Unaudited pro forma financial information of Forest Oil Corporation to give effect to the Spin-off of its offshore Gulf of Mexico operations is included in this report at pages 4 through 7.

•                  Statement of Operations for Nine Months Ended September 30, 2005

•                  Statement of Operations for Year Ended December 31, 2004

•                  Balance Sheet as of September 30, 2005

        (d)   Exhibits.

Exhibit	Description

99.1	Forest Oil Corporation press release dated March 2, 2006, entitled “Forest Oil and Mariner Energy Complete Spin-off and Merger of Forest’s Offshore Gulf of Mexico Operations with Mariner.”

FOREST OIL CORPORATION

Introduction to the Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma consolidated financial statements of Forest Oil Corporation (“Forest”) adjust the historical financial statements of Forest for the spin-off of Forest Energy Resources, Inc. (“FERI”), Forest’s wholly-owned subsidiary that held its offshore Gulf of Mexico operations, herein after referred to as the Spin-off. The Spin-off was completed on March 2, 2006 by means of a special stock dividend, which consisted of a pro rata spin-off of all outstanding shares of FERI, a total of 50,637,010 shares of common stock, to all holders of record of Forest common stock on February 21, 2006. Immediately following the Spin-off, FERI was merged with a subsidiary of Mariner Energy, Inc. in a stock for stock transaction.

The historical financial information of Forest set forth below has been derived from the historical audited and unaudited consolidated financial statements of Forest included in the Annual Report on Form 10-K for the year ended December 31, 2004 and the Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2005. The unaudited pro forma consolidated balance sheet was prepared as if the transaction occurred as of September 30, 2005. The unaudited pro forma consolidated statements of income were prepared as if the transaction occurred as of January 1, 2004.

The unaudited pro forma statements presented do not purport to represent what the results of operations or financial position of Forest would actually have been had the transaction occurred on the dates noted above, or to project the results of operations or financial position of Forest for any future periods. The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The adjustments are directly attributable to the transaction and are expected to have a continuing impact on the financial position and results of operations of Forest. In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma financial information have been made.

The unaudited pro forma consolidated financial statements should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the historical financial statements and related notes thereto of Forest included in the 2004 Annual Report on Form 10-K and the Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2005.

FOREST OIL CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Nine Months Ended September 30, 2005

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Oil and gas sales:
Natural gas	$470,711	(249,097	)(a)	221,614
Oil, condensate, and natural gas liquids	323,664	(77,625	)(a)	246,039
Total oil and gas sales	794,375	(326,722)		467,653
Marketing, processing, and other	5,207	—		5,207
Total revenue	799,582	(326,722)		472,860
Operating expenses:
Lease operating expenses	145,219	(57,431	)(a)	87,788
Production and property taxes	31,358	(1,948	)(a)	29,410
Transportation costs	14,352	(2,484	)(a)	11,868
General and administrative	31,694	(1,339	)(b)	30,355
Depreciation and depletion	284,554	(132,681	)(c)	151,873
Accretion of asset retirement obligations	12,951	(9,227	)(d)	3,724
Impairment and other	6,926	(3,580)		3,346
Total operating expenses	527,054	(208,690)		318,364
Earnings from operations	272,528	(118,032)		154,496
Other income and expense:
Interest expense	46,224	(5,025	)(e)	41,199
Unrealized losses on derivative instruments, net	74,365	(37,294	)(f)	37,071
Other expense, net	3,971	(505)		3,466
Total other income and expense	124,560	(42,824)		81,736
Earnings before income taxes	147,968	(75,208)		72,760
Income tax expense	53,631	(26,503	)(g)	27,128
Net earnings	$94,337	(48,705)		45,632

Basic earnings per common share	$1.54			$.75
Diluted earnings per common share	$1.50			$.73

(a)          To eliminate the revenues and direct operating expenses of FERI.

(b)         To eliminate the salaries and other direct general and administrative expenses attributable to FERI. The pro forma adjustment includes only general and administrative costs directly related to Forest’s offshore Gulf of Mexico operations. Accordingly, no reductions were assumed for general corporate overhead costs, such as indirect personnel costs, professional services, cost of public ownership, insurance and accounting which Forest expects will occur subsequent to the Spin-off.

(c)          To adjust depreciation and depletion to give effect to the reduction in Forest’s consolidated full cost pool and a reduction in production volumes.

(d)         To eliminate accretion expense attributable to asset retirement obligations associated with properties of FERI.

(e)          To adjust interest expense to give effect to the repayment of a portion of Forest’s outstanding credit facilities using the approximate $200 million in proceeds received from FERI at the time of the Spin-off.

(f)            To adjust for the changes in the fair value of derivative instruments that did not qualify for cash flow hedge accounting treatment, but which were designated as economic hedges of FERI’s oil and gas production.

(g)         To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.

FOREST OIL CORPORATION

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year Ended December 31, 2004

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenue:
Oil and gas sales:
Natural gas	$573,342	(353,929	)(a)	219,413
Oil, condensate, and natural gas liquids	336,438	(99,210	)(a)	237,228
Total oil and gas sales	909,780	(453,139)		456,641
Marketing, processing, and other	3,118	—		3,118
Total revenue	912,898	(453,139)		459,759
Operating expenses:
Lease operating expenses	189,161	(80,079	)(a)	109,082
Production and property taxes	32,241	(1,548	)(a)	30,693
Transportation costs	16,792	(2,175	)(a)	14,617
General and administrative	32,145	(1,249	)(b)	30,896
Depreciation and depletion	354,092	(184,628	)(c)	169,464
Accretion of asset retirement obligations	17,251	(12,551	)(d)	4,700
Impairment and other	12,929	(4,148)		8,781
Total operating expenses	654,611	(286,378)		368,233
Earnings from operations	258,287	(166,761)		91,526
Other income and expense:
Interest expense	57,844	(4,698	)(e)	53,146
Unrealized loss on derivative instruments, net	1,088	(870	)(f)	218
Other income, net	(2,515)	143		(2,372)
Total other income and expense	56,417	(5,425)		50,992
Earnings before income taxes and discontinued operations	201,870	(161,336)		40,534
Income tax expense	78,744	(57,048	)(g)	21,696
Net earnings from continuing operations	$123,126	(104,288)		18,838

Basic earnings per common share from continuing operations	$2.16			$.33
Diluted earnings per common share from continuing operations	$2.12			$.32

(a)          To eliminate the revenues and direct operating expenses of FERI.

(b)         To eliminate the salaries and other direct general and administrative expenses attributable to FERI. The pro forma adjustment includes only general and administrative costs directly related to Forest’s offshore Gulf of Mexico operations. Accordingly, no reductions were assumed for general corporate overhead costs, such as indirect personnel costs, professional services, cost of public ownership, insurance and accounting which Forest expects will occur subsequent to the Spin-off.

(c)          To adjust depreciation and depletion to give effect to the reduction in Forest’s consolidated full cost pool based using the units-of-production method.

(d)         To eliminate accretion expense attributable to asset retirement obligations associated with properties of FERI.

(e)          To adjust interest expense to give effect to the repayment of a portion of Forest’s outstanding credit facilities using the approximate $200 million in proceeds received from FERI at the time of the Spin-off.

(f)            To adjust for ineffectiveness measured on derivative instruments which were designated as cash flow hedges of FERI’s oil and gas production.

(g)         To adjust income tax expense for the effects of the pro forma adjustments based on the federal statutory tax rate of 35%.

FOREST OIL CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2005

(In thousands)

	Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$6,589	48,000	(a)	54,589
Accounts receivable	161,372	(42,709	)(b)	118,663
Deferred tax asset	125,298	(39,257	)(c)	86,041
Other current assets	32,601	(7,170	)(b)	25,431
Total current assets	325,860	(41,136)		284,724
Property and equipment, at cost:
Oil and gas properties, full cost method of accounting:
Proved, net of accumulated depletion	2,781,577	(1,007,876	)(b)	1,773,701
Unproved	299,050	(38,450	)(b)	260,600
Net oil and gas properties	3,080,627	(1,046,326)		2,034,301
Other property and equipment, net of accumulated depreciation and amortization	24,774	(279	)(b)	24,495
Net property and equipment	3,105,401	(1,046,605)		2,058,796
Goodwill	101,590	(8,742	)(b)	92,848
Other assets	39,845	(9,017	)(b)	30,828
	$3,572,696	(1,105,500)		2,467,196
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$263,007	(67,819	)(b)	195,188
Derivative instruments	290,413	(108,031	)(c)	182,382
Asset retirement obligations	34,733	(30,362	)(b)	4,371
Total current liabilities	588,153	(206,212)		381,941
Long-term debt	851,480	(152,000	)(a)	699,480
Asset retirement obligations	177,116	(116,203	)(b)	60,913
Derivative instruments	42,832	(17,203	)(c)	25,629
Other liabilities	41,299	(2,042	)(b)	39,257
Deferred income taxes	344,514	(188,173	)(b)	156,341
Total liabilities	2,045,394	(681,833)		1,363,561
Shareholders’ equity:
Common stock, 63,981 shares issued and outstanding	6,398	—		6,398
Capital surplus	1,498,191	(327,386)		1,170,805
Retained earnings	160,331	(160,331)		—
Accumulated other comprehensive loss	(86,715)	64,050	(c)	(22,665)
Treasury stock, at cost, 1,891 shares held	(50,903)	—		(50,903)
Total shareholders’ equity	1,527,302	(423,667)		1,103,635
	$3,572,696	(1,105,500)		2,467,196

(a)          To adjust for the receipt of the approximate $200 million in cash received from FERI at closing which was used to pay off outstanding balances on Forest’s credit facilities ($152 million) with the excess of $48 million reflected as an adjustment to Forest’s cash balance.

(b)         To eliminate the assets and liabilities attributable to Forest’s Offshore Gulf of Mexico operations. The pro forma adjustment to proved oil and gas properties is based on the relative fair value of the proved properties included in the Spin-off to the fair value of all of Forest’s proved properties.

(c)          To eliminate the effects of derivative instruments assigned to FERI.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: March 8, 2006	By	/s/ CYRUS D. MARTER IV
Cyrus D. Marter IV
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

99.1	Forest Oil Corporation press release dated March 2, 2006, entitled “Forest Oil and Mariner Energy Complete Spin-off and Merger of Forest’s Offshore Gulf of Mexico Operations with Mariner.”